UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 24, 2018

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

__________________

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
55 Walls Drive, Fairfield, Connecticut		06824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Set forth below are the results of the matters submitted for a vote of the shareholders at the Company’s 2018 Annual Meeting of Shareholders held on April 23, 2018.

Proposal 1 – Election of Directors

The following six directors were elected to serve for one-year terms until the 2019 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes

Walter C. Johnsen	2,129,707	38,214	1,017,360
Richmond Y. Holden	2,040,583	127,338	1,017,360
Brian S. Olschan	2,129,207	38,714	1,017,360
Stevenson E. Ward III	2,122,782	45,139	1,017,360
Susan H. Murphy	2,025,590	142,331	1,017,360
Rex L. Davidson	2,046,155	121,766	1,017,360

Proposal 2 – Approval of the Amendment to the 2012 Employee Stock Option Plan to increase the number of shares authorized for issuance

The shareholders approved the amendment to the 2012 Employee Stock Option Plan.

Votes For	Votes Against	Abstained	Broker Non-Votes

1,524,667	632,608	10,645	1,017,361

Proposal 3 – Ratification of the Appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The shareholders approved the proposal to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstained	Broker Non-Votes

3,150,877	17,432	16,972

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Walter C. Johnsen
Walter C. Johnsen
Chairman and
Chief Executive Officer

Dated: April 24, 2018

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: April 24, 2018

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